UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014

SEQUENOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29101	77-0365889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 202-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2014, Sequenom, Inc. (“Sequenom”) entered into a Pooled Patents Agreement (the “Pooled Patents Agreement”) with Illumina, Inc. (“Illumina”), pursuant to which the parties will pool their intellectual property directed to noninvasive prenatal testing (“NIPT”). Under the Pooled Patents Agreement, Illumina will have exclusive worldwide rights to utilize the pooled intellectual property to develop and sell in-vitro diagnostic kits for NIPT and to license to third-party laboratories wishing to develop and sell their own laboratory-developed NIPT tests under the collection of pooled patents. Sequenom maintains a non-exclusive right to sublicense the intellectual property rights it acquired from Isis Innovation, Ltd. (“Isis”) to third-party laboratories for their own developed NIPT tests. In addition, Sequenom and Illumina will each have rights to utilize all pooled patents to develop and sell their own respective laboratory-developed NIPT tests. Also as part of the Pooled Patents Agreement, Illumina gains access to samples and applicable study protocols from Sequenom’s clinical studies for high and low risk pregnancies, as registered with clinicaltrials.gov. Illumina will make an aggregate $50 million upfront payment to Sequenom as part of the overall agreement, as well as pay royalties to Sequenom for sales of in-vitro diagnostic kits for NIPT. Both parties and their sublicensees will pay a per-test fee into the pool for laboratory-developed NIPT tests, which will be shared between Sequenom and Illumina. Illumina has agreed to minimum yearly payments to Sequenom under the pool through 2020 covering both IVD royalties and Sequenom’s share of the collected test fees. The Pooled Patents Agreement shall remain in effect until the date of expiration of the last to expire pooled patent. Neither party may terminate the Pooled Patents Agreement except by mutual written agreement of the parties.

Concurrently with the execution of the Pooled Patents Agreement, Sequenom, Illumina, the Sequenom Center for Molecular Medicine, LLC (“SCMM”), and Verinata Health, Inc. (“Verinata”) entered into a Settlement Agreement (the “Settlement Agreement”), pursuant to which the parties will settle certain claims and release the other parties from certain liability. The parties will dismiss the U.S. District Court litigation where Verinata has asserted infringement of U.S. Patent Nos. 7,888,017, 8,008,018 and 8,195,415 (the “‘415 Patent”) against Sequenom, and Sequenom will not appeal the U.S. Patent Trial and Appeal Board’s (“USPTAB”) decision on the inter partes review of the ‘415 Patent. The U.S. Federal Circuit appeal of the litigation where Sequenom has asserted infringement of U.S. Patent No. 6,258,540 (the “‘540 Patent”) against Verinata, Ariosa Diagnostics, Inc., Natera, Inc. and DNA Diagnostics Center, Inc. will continue, without further cooperation from Verinata, but following its conclusion, Sequenom and Verinata will settle and dismiss any remaining claims that were not previously dismissed. Each party to the Settlement Agreement will release the other parties and their affiliates, licensors, licensees, developers and certain purchasers from all claims for the exploitation, on or before the effective date of the Settlement Agreement, of NIPT products and services, as well as any other claims based on acts relating to the subject matter of the dismissed disputes or that could have been brought in response thereto. None of the parties made any admission of liability in entering into these arrangements. No party will challenge the pooled patents subject to the Pooled Patents Agreement.

In connection with entering into the Pooled Patents Agreement, Sequenom also concurrently entered into an Amended and Restated Sale and Supply Agreement with Illumina (the “Supply Agreement”), pursuant to which Sequenom and its affiliates will purchase various products from Illumina, which they will be able to use for NIPT as well as for other clinical and research uses. The Supply Agreement amends, restates and replaces Sequenom’s prior Sale and Supply Agreement with Illumina dated July 8, 2011, as amended (the “Original Supply Agreement”). Subject to certain conditions and limitations, including an annual purchase minimum, under the Supply Agreement Sequenom and its affiliates will receive pricing no less favorable than that offered by Illumina to similar customers in the United States. Each month, Sequenom must provide non-binding rolling 12-month forecasts, and submit a single purchase order with at least a 90 day lead time for delivery. The Supply Agreement has a term of five years; provided, however, that it may be earlier terminated (i) in the event that either party breaches a material provision and fails to cure such breach within thirty days after receiving written notice of the breach, or (ii) by written notice if the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors that is not dismissed within 60 days.

In accordance with the Pooled Patents Agreement, Sequenom and the Chinese University of Hong Kong (“CUHK”) entered into an agreement (the “CUHK Agreement”), pursuant to which certain License Agreements by and between Sequenom and CUHK, dated September 16, 2008, May 3, 2011, and May 3, 2011 (collectively, the “CUHK License Agreements”), were amended and assigned to Illumina for inclusion in the patent pool subject to the Pooled Patents Agreement. Illumina will be responsible for paying all royalties to CUHK under the CUHK License Agreements, and will grant Sequenom a sublicense under each agreement to exploit laboratory-developed NIPT tests in accordance with the Pooled Patents Agreement. In consideration, Sequenom will pay CUHK a one-time $6.15 million upfront payment and additional royalties of varying percentages through 2019. The CUHK Agreement shall remain in effect until the expiration of the CUHK License Agreements.

The foregoing descriptions of the terms of the Pooled Patents Agreement, the Settlement Agreement, the Supply Agreement and the CUHK Agreement are qualified in their entirety by reference to the Pooled Patents Agreement, the Settlement Agreement, the Supply Agreement and the CUHK Agreement, which will be filed by Sequenom as exhibits to its Annual Report on Form 10-K for the fiscal year ending December 31, 2014.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth above in Item 1.01 related to the amendment and restatement of the Original Supply Agreement is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth above in Item 1.01 related to the Pooled Patents Agreement and the assignment of the CUHK License Agreements pursuant to the CUHK Agreement is incorporated herein by reference.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Sequenom’s filings with the Securities and Exchange Commission, including without limitation Sequenom’s most recent Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Sequenom undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Dated: December 5, 2014	By:	/s/ Jeffrey D. Linton
	Name:	Jeffrey D. Linton
	Title:	Senior Vice President, General Counsel